Filed Pursuant to Rule 424(b)(5)

Registration No. 333-164290

PROSPECTUS SUPPLEMENT

(to the prospectus dated January 20, 2010)

NETLIST, INC.

1,685,394 Shares of Common Stock

Warrants to Purchase 2,275,282 Shares of Common Stock

2,275,282 Shares of Common Stock Underlying the Warrants

We are offering up to 1,685,394 shares of our common stock and warrants to purchase up to 2,275,282 shares of our common stock in this offering (and the shares of common stock issuable from time to time upon exercise of these warrants).  Each share of common stock we sell in the offering will be accompanied by a warrant to purchase up to 1.35 shares of common stock at an exercise price of $0.89 per share.  Each share of common stock and accompanying warrant will be sold at a negotiated price of $0.89.  The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.

Our common stock is listed on the NASDAQ Global Market under the symbol “NLST.” On December 19, 2012, the last reported sales price of our common stock on the NASDAQ Global Market was $0.89 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement. This prospectus supplement should be read in conjunction with and may not be delivered or utilized without the prospectus dated January 20, 2010.

We have retained Ascendiant Capital Markets, LLC (“Ascendiant”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Total
Offering price	$0.89	$1,500,000.66
Placement agent fees(1)	$0.0534	$90,000.04
Proceeds, before expenses, to us	$0.8366	$1,410,000.62

(1)         In addition, we have agreed to reimburse the placement agent for certain of its expenses as described under “Plan of Distribution” on page S-26 of this prospectus supplement.

We estimate the expenses of this offering, excluding placement agent fees, will be approximately $85,000. Because there is no minimum offering amount required as a condition to closing this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.   Delivery of the shares of common stock and warrants is expected to be made on or about December 26, 2012, subject to customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

ASCENDIANT CAPITAL MARKETS, LLC

The date of this prospectus supplement is December 20, 2012.

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Each time we sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was filed with the SEC on January 11, 2010, and was declared effective by the SEC on January 20, 2010. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus, includes all material information relating to this offering. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the base prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Netlist,” “the Company,” “we,” “us” and “our” refer to Netlist, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference includes and incorporates by reference “forward-looking statements.”  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These risks and uncertainties include, but are not limited to risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud™ and VLP Planar-X RDIMM; the timing and magnitude of the continued decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the USPTO; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China; and other important factors that we discuss in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.

These forward-looking statements represent our estimates and assumptions only as of the date made. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-5 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Our Business

We design, manufacture and sell high-performance, intelligent memory subsystems for datacenter server and high-performance computing and communications markets. Our memory subsystems consist of combinations of dynamic random access memory integrated circuits (“DRAM ICs” or “DRAM”), NAND flash memory (“NAND”), application-specific integrated circuits (“ASICs”) and other components assembled on printed circuit boards (“PCBs”). We primarily market and sell our products to leading original equipment manufacturer (“OEM”) customers. Our solutions are targeted at applications where memory plays a key role in meeting system performance requirements. We leverage a portfolio of proprietary technologies and design techniques, including efficient planar design, alternative packaging techniques and custom semiconductor logic, to deliver memory subsystems with high memory density, small form factor, high signal integrity, attractive thermal characteristics and low cost per bit.

Corporate Information

We commenced operations in September 2000. Our principal executive offices are located at 51 Discovery, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Recent Developments

On December 19, 2012, our Board of Directors adopted Amended and Restated Bylaws. The amendment and restatement of the Bylaws, which is effective as of December 19, 2012, includes provisions regarding communication and disclosure by stockholders to us in connection with our annual meeting, as well as enhanced procedural and forum mechanics and other provisions intended to reflect changes in law and practice in recent years. In addition, the amendment and restatement restricts the ability of our stockholders to call a special meeting of stockholders.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” beginning on page S-5 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase the securities offered by this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the “Description of Securities We Are Offering” section in this prospectus supplement.

Securities offered by us in this offering

1,685,394 shares of our common stock, par value $0.001 per share.

Warrants to purchase up to 2,275,282 shares of common stock, with an exercise price equal to $0.89 per share.

2,275,282 shares of common stock issuable upon exercise of the warrants.

Offering Price	$0.89 per share of common stock and accompanying warrant.

Common Stock Outstanding Before This Offering	28,672,795 shares.

Common Stock Outstanding After This Offering	30,358,189 shares.

Use of proceeds	For general corporate purposes. See “Use of Proceeds” on page S-24.

Risk Factors

See “Risk Factors” and other information included in this prospectus supplement, or incorporated herein by reference, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market Symbol	NLST

Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the securities offered hereby.

The number of shares of our common stock outstanding immediately before and after this offering excludes:

•                  4,795,429 shares of common stock issuable upon exercise of options outstanding as of December 19, 2012, of which approximately 3,115,991 shares are exercisable; and

•                  767,510 shares of common stock available for future grants under our stock option plans as of December 19, 2012.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our common stock, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and the related notes. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may have made or may make in our common stock.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price to the public of $0.89 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.32 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently anticipate using the net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We have not reserved or allocated specific amounts for these purposes and we cannot specify with certainty how we will use the net proceeds. Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce income or that lose value.

The warrants are a new issue of securities with no established trading market.

The warrants are a new issue of securities with no established trading market. The warrants will not be listed on any securities exchange and we do not expect them to be quoted on any quotation system. A trading market for the warrants is not expected to develop, and even if a market develops it may not provide meaningful liquidity. The absence of a trading market or liquidity for the warrants may adversely affect their value.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of our other stockholders.

As of December 19, 2012, approximately 18.87% of our outstanding common stock was held by affiliates, including 18.67% held by Chun K. Hong, our chief executive officer and chairman of our board of directors. As a result, Mr. Hong has the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other stockholders with interests different from those of Mr. Hong and our other executive officers and directors. For example, our executive officers, directors and principal stockholders could delay or prevent an acquisition or merger even if the transaction would benefit other stockholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with stockholders that have the ability to exercise significant control.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of provisions which are included in our certificate of incorporation and bylaws, each as amended:

•                  our board of directors is authorized, without prior stockholder approval, to designate and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

•                  stockholder action by written consent is prohibited;

•                  nominations for election to our board of directors and the submission of matters to be acted upon by stockholders at a meeting are subject to advance notice requirements; and

•                  our board of directors is expressly authorized to make, alter or repeal our bylaws.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporate Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our certificate of incorporation and bylaws, and of Delaware law, could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest or other change of control transaction involving our company. Any delay or prevention of a change of control transaction or changes in our board of directors could prevent the consummation of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares.

The price of and volume in trading of our common stock has and may continue to fluctuate significantly.

Our common stock has been publicly traded since November 2006. The price of our common stock and the trading volume of our shares are volatile and have in the past fluctuated significantly. There can be no assurance as to the prices at which our common stock will trade in the future or that an active trading market in our common stock will be sustained in the future. The market price at which our common stock trades may be influenced by many factors, including but not limited to, the following:

•                  our operating and financial performance and prospects, including our ability to achieve and sustain profitability in the future;

•                  investor perception of us and the industry in which we operate;

•                  the availability and level of research coverage of and market making in our common stock;

•                  changes in earnings estimates or buy/sell recommendations by analysts;

•                  sales of our newly issued common stock or the exercise of warrants issued in connection with this offering, additional sales or the perception that such sales may occur through our Sales Agreement with Ascendiant, and our potential issuance of (or perceptions regarding our issuance of) other securities in the future;

•                  general financial and other market conditions; and

•                  changing and recently volatile domestic and international economic conditions.

In addition, shares of our common stock and the public stock markets in general have experienced, and may continue to experience, extreme price and trading volume volatility. These fluctuations may adversely affect the market price of our common stock and a stockholder’s ability to sell their shares into the market at the desired time or at the desired price.

In 2007, following a drop in the market price of our common stock, securities litigation was initiated against us. Given the historic volatility of our industry, we may become engaged in this type of litigation in the future. Securities litigation is expensive and time-consuming.

The issuance of additional sales of our common stock, or the perception that such issuances may occur, including through our “at the market” offering, could cause the market price of our common stock to fall.

We have entered into a Sales Agreement with Ascendiant Capital Markets, LLC (“Ascendiant”), for the offer and sale of up to $10 million in aggregate amount of our shares from time to time through Ascendiant, as our sales agent, pursuant to an effective Registration Statement on Form S-3.  Ascendiant is not required to sell any specific number or dollar amount of shares of our common stock but will use its reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell that number of shares up to $10 million upon our request. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) and will generally be made by means of brokers’ transactions on the NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, or as otherwise agreed with Ascendiant.

As of September 29, 2012, we have sold 1,755,806 shares pursuant to the Sales Agreement at a weighted average sales price of $3.26, net of commissions, including 1,058,336 shares in the nine months ended September 29, 2012 at a weighted average sales price of $3.45 per share. We may terminate the Sales Agreement at any time or it will terminate once proceeds of $10 million have been raised.  Whether we choose to effect future sales under the at-the-market program will depend upon a variety of factors, including, among others, market conditions and the trading price of our common stock relative to other sources of capital.  The issuance from time to time of these new shares of common stock through our at-the-market program or in any other equity offering, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

RISKS RELATED TO OUR BUSINESS

We expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

Our operating results have varied significantly in the past and will continue to fluctuate from quarter-to-quarter or year-to-year in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these quarterly and annual fluctuations include the following factors, as well as other factors described elsewhere in this prospectus supplement:

•                  general economic conditions, including the possibility of a prolonged period of limited economic growth in the U.S. and Europe; disruptions to the credit and financial markets in the U.S., Europe and elsewhere;

•                  our inability to develop new or enhanced products that achieve customer or market acceptance in a timely manner, including our HyperCloud™ memory module and our flash-based memory products;

•                  our failure to maintain the qualification of our products with our current customers or to qualify current and future products with our current or prospective customers in a timely manner or at all;

•                  the timing of actual or anticipated introductions of competing products or technologies by us or our competitors, customers or suppliers;

•                  the loss of, or a significant reduction in sales to, a key customer;

•                  the cyclical nature of the industry in which we operate;

•                  a reduction in the demand for our high performance memory subsystems or the systems into which they are incorporated;

•                  our customers’ failure to pay us on a timely basis;

•                  costs, inefficiencies and supply risks associated with outsourcing portions of the design and the manufacture of integrated circuits;

•                  our ability to absorb manufacturing overhead if our revenues decline or vary from our projections;

•                  delays in fulfilling orders for our products or a failure to fulfill orders;

•                  our ability to procure an adequate supply of key components, particularly DRAM ICs and NAND;

•                  dependence on large suppliers who are also competitors and whose manufacturing priorities may not support our production schedules;

•                  changes in the prices of our products or in the cost of the materials that we use to build our products, including fluctuations in the market price of DRAM ICs and NAND;

•                  our ability to effectively operate our manufacturing facility in the PRC;

•                  manufacturing inefficiencies associated with the start-up of new manufacturing operations, new products and initiation of volume production;

•                  our failure to produce products that meet the quality requirements of our customers;

•                  disputes regarding intellectual property rights and the possibility of our patents being reexamined by the USPTO;

•                  the costs and management attention diversion associated with litigation;

•                  the loss of any of our key personnel;

•                  changes in regulatory policies or accounting principles;

•                  our ability to adequately manage or finance internal growth or growth through acquisitions;

•                  the effect of our investments and financing arrangements on our liquidity; and

•                  the other factors described in this “Risk Factors” section and elsewhere in this prospectus supplement.

Due to the various factors mentioned above, and others, the results of any prior quarterly or annual periods should not be relied upon as an indication of our future operating performance. In one or more future periods, our results of operations may fall below the expectations of securities analysts and investors. In that event, the market price of our common stock would likely decline. In addition, the market price of our common stock may fluctuate or decline regardless of our operating performance.

We have historically incurred losses and may continue to incur losses.

Since the inception of our business in 2000, we have only experienced one fiscal year (2006) with profitable results. In order to regain profitability, or to achieve and sustain positive cash flows from operations in the future, we must further reduce operating expenses and/or increase our revenues. Although we have in the past engaged in a series of cost reduction actions, and believe that we could reduce our current level of expenses through elimination or reduction of strategic initiatives, such expense reductions alone may not make us profitable or allow us to sustain profitability if it is achieved. Our ability to achieve profitability will depend on increased revenue growth from, among other things, increased demand for our memory subsystems and related product offerings, as well as our ability to expand into new and emerging markets. We may not be successful in achieving the necessary revenue growth or the expected expense reductions. Moreover, we may be unable to sustain past or expected future expense reductions in subsequent periods. We may not achieve profitability or sustain such profitability, if achieved, on a quarterly or annual basis in the future.

Any failure to achieve profitability could result in increased capital requirements and pressure on our liquidity position. We believe our future capital requirements will depend on many factors, including our levels of net sales, the timing and extent of expenditures to support sales, marketing, research and development activities, the expansion of manufacturing capacity both domestically and internationally and the continued market acceptance of our products. Our capital requirements could result in our having to, or otherwise choosing to, seek additional funding through public or private equity offerings or debt financings. Such funding may not be available on terms acceptable to us, or at all, either of which could result in our inability to meet certain of our financial obligations and other related commitments.

Our revenues and results of operations are substantially dependent on NVvault™.

For the nine months ended September 29, 2012, our NVvault™ non-volatile RDIMM used in cache —protection and data logging applications, including our NVvault™ battery-free, the flash-based cache system, accounted for 49% of total revenues. Following Intel’s launch of its Romley platform in the first quarter of 2012, we have experienced a rapid decline in NVvault™ sales to Dell, and we recognized no NVvault™ sales to Dell in the three months ended September 29, 2012. We expect that after product in the supply chain is consumed, we will see some demand from Dell through 2013, after which sales of NVvault™ products for incorporation into PERC 7 servers will be minimal. In order to leverage our NVvault™ technology and diversify our customer base, we continue to pursue additional qualifications of NVvault™ with other OEMs. We also introduced EXPRESSvault™ in March 2011 and we continue to pursue qualification of next generation DDR3 NVvault™ with customers. Our future operating results will depend on our ability to commercialize these NVvault™ product extensions, as well as other new products such as HyperCloud® and other high-density and high-performance solutions. We may not be successful in marketing any new or enhanced products. If we are not successful in generating sales of other products, the decrease or cessation of sales of NVvault™ products to Dell will significantly reduce our annual revenues and negatively affect our results of operations.

We are subject to risks relating to our focus on developing our HyperCloud™ product and lack of market diversification.

We have historically derived a substantial portion of our net sales from sales of our high performance memory subsystems for use in the server market. We expect these memory subsystems to continue to account for a significant portion of our net sales in the near term. Continued market acceptance of these products for use in servers is critical to our success.

In an attempt to set our products apart from those of our competitors, we have invested a significant portion of our research and development budget into the design of ASIC devices, including the HyperCloud™ memory subsystem, introduced in November 2009. This design and the products it is incorporated into are subject to increased risks as compared to our other products. For example:

•                  we may be unable to achieve customer or market acceptance of the HyperCloud™ memory subsystem or other new products, or achieve such acceptance in a timely manner;

•                  the HyperCloud™ memory subsystem or other new products may contain currently undiscovered flaws, the correction of which would result in increased costs and time to market;

•                  we are dependent on a limited number of suppliers for both the DRAM ICs and the ASIC devices that are essential to the functionality of the HyperCloud™ memory subsystem, and could experience supply chain disruption as a result of business issues that are specific to our suppliers or the industry as a whole; and

•                  we are required to demonstrate the quality and reliability of the HyperCloud™ memory subsystem or other new products to our customers, and are required to qualify these new products with our customers, both of which have required and will continue to require a significant investment of time and resources prior to the receipt of any revenue from such customers.

We experienced a longer qualification cycle than anticipated with our HyperCloud™ memory subsystems, and as of September 29, 2012 we have not generated significant HyperCloud™ product revenues relative to our investment in the product. We entered into collaborative agreements with both IBM and HP pursuant to which these OEMs qualified the 16GB version of HyperCloud™ for use with their products. The 16GB version of HyperCloud™ has been available to order since March 6, 2012 and May 14, 2012 for IBM and HP, respectively. We are working with both OEMs in joint marketing and further product development efforts. The Company and each of the OEMs have committed financial and other resources toward the collaboration. However, the efforts undertaken pursuant to either of the collaborative agreements may not result in new revenues or gross margins for us that are significant relative to our investment in the products. Failure to maintain qualification of this product with IBM, HP or other potential customers could adversely impact our results of operations.

Additionally, if the demand for servers deteriorates or if the demand for our products to be incorporated in servers declines, our operating results would be adversely affected, and we would be forced to diversify our product portfolio and our target markets. We may not be able to achieve this diversification, and our inability to do so may adversely affect our business.

We may lose our competitive position if we are unable to timely and cost-effectively develop new or enhanced products that meet our customers’ requirements and achieve market acceptance.

Our industry is characterized by intense competition, rapid technological change, evolving industry standards and rapid product obsolescence. Evolving industry standards and technological change or new, competitive technologies could render our existing products obsolete. Accordingly, our ability to compete in the future will depend in large part on our ability to identify and develop new or enhanced products on a timely and cost-effective basis, and to respond to changing customer requirements. In order to develop and introduce new or enhanced products, we need to:

•                  identify and adjust to the changing requirements of our current and potential customers;

•                  identify and adapt to emerging technological trends and evolving industry standards in our markets;

•                  design and introduce cost-effective, innovative and performance-enhancing features that differentiate our products from those of our competitors;

•                  develop relationships with potential suppliers of components required for these new or enhanced products;

•                  qualify these products for use in our customers’ products; and

•                  develop and maintain effective marketing strategies.

Our product development efforts are costly and inherently risky. It is difficult to foresee changes or developments in technology or anticipate the adoption of new standards. Moreover, once these things are identified, if at all, we will need to hire the appropriate technical personnel or retain third party designers, develop the product, identify and eliminate design flaws, and manufacture the product in production quantities either in-house or through third-party manufacturers. As a result, we may not be able to successfully develop new or enhanced products or we may experience delays in the development and introduction of new or enhanced products. Delays in product development and introduction could result in the loss of, or delays in generating, net sales and the loss of market share, as well as damage to our reputation. Even if we develop new or enhanced products, they may not meet our customers’ requirements or gain market acceptance.

Our customers require that our products undergo a lengthy and expensive qualification process without any assurance of net sales.

Our prospective customers generally make a significant commitment of resources to test and evaluate our memory subsystems prior to purchasing our products and integrating them into their systems. This extensive qualification process involves rigorous reliability testing and evaluation of our products, which may continue for six months or longer and is often subject to delays. In addition to qualification of specific products, some of our customers may also require us to undergo a technology qualification if our product designs incorporate innovative technologies that the customer has not previously encountered. Such technology qualifications often take substantially longer than product qualifications and can take over a year to complete. Qualification by a prospective customer does not ensure any sales to that prospective customer. Even after successful qualification and sales of our products to a customer, changes in our products, our manufacturing facilities, our production processes or our component suppliers may require a new qualification process, which may result in additional delays.

In addition, because the qualification process is both product-specific and platform-specific, our existing customers sometimes require us to requalify our products, or to qualify our new products, for use in new platforms or applications. For example, as our OEM customers transition from prior generation DDR2 DRAM architectures to current generation DDR3 DRAM architectures, we must design and qualify new products for use by those customers. In the past, the process of design and qualification has taken up to six months to complete, during which time our net sales to those customers declined significantly. After our products are qualified, it can take several months before the customer begins production and we begin to generate net sales from such customer.

Likewise, when our memory component vendors discontinue production of components, it may be necessary for us to design and qualify new products for our customers. Such customers may require of us or we may decide to purchase an estimated quantity of discontinued memory components necessary to ensure a steady supply of existing products until products with new components can be qualified. Purchases of this nature may affect our liquidity. Additionally, our estimation of quantities required during the transition may be incorrect, which could adversely impact our results of operations through lost revenue opportunities or charges related to excess and obsolete inventory.

We must devote substantial resources, including design, engineering, sales, marketing and management efforts, to qualify our products with prospective customers in anticipation of sales. Significant delays in the qualification process, such as those experienced with our HyperCloud™ product, could result in an inability to keep up with rapid technology change or new, competitive technologies. If we delay or do not succeed in qualifying a product with an existing or prospective customer, we will not be able to sell that product to that customer, which may result in our holding excess and obsolete inventory and harm our operating results and business.

Sales to a limited number of customers represent a significant portion of our net sales and the loss of, or a significant reduction in sales to, any one of these customers could materially harm our business.

Sales to certain of our OEM customers have historically represented a substantial majority of our net sales. Approximately 65% and 12% of our net sales in the nine months ended September 29, 2012 were to two of our customers. Approximately 67% of our net sales in the nine months ended October 1, 2011 were to one of our customers. We currently expect that sales to major OEM customers will continue to represent a significant percentage of our net sales for the foreseeable future. We do not have long-term agreements with our OEM customers, or with any other customer. Any one of these customers could decide at any time to discontinue, decrease or delay their purchase of our products. In addition, the prices that these customers pay for our products could change at any time. The loss of any of our OEM customers, or a significant reduction in sales to any of them, could significantly reduce our net sales and adversely affect our operating results.

Our ability to maintain or increase our net sales to our key customers depends on a variety of factors, many of which are beyond our control. These factors include our customers’ continued sales of servers and other computing systems that incorporate our memory subsystems and our customers’ continued incorporation of our products into their systems. Because of these and other factors, net sales to these customers may not continue and the amount of such net sales may not reach or exceed historical levels in any future period. Because these customers account for a substantial portion of our net sales, the failure of any one of these customers to pay on a timely basis would negatively impact our cash flow. In addition, while we may not be contractually obligated to accept returned products, we may determine that it is in our best interest to accept returns in order to maintain good relations with our customers.

A limited number of relatively large potential customers dominate the markets for our products.

Our target markets are characterized by a limited number of large companies. Consolidation in one or more of our target markets may further increase this industry concentration. As a result, we anticipate that sales of our products will continue to be concentrated among a limited number of large customers in the foreseeable future. We believe that our financial results will depend in significant part on our success in establishing and maintaining relationships with, and effecting substantial sales to, these potential customers. Even if we establish these relationships, our financial results will be largely dependent on these customers’ sales and business results.

If a standardized memory solution which addresses the demands of our customers is developed, our net sales and market share may decline.

Many of our memory subsystems are specifically designed for our OEM customers’ high performance systems. In a drive to reduce costs and assure supply of their memory module demand, our OEM customers may endeavor to design JEDEC standard DRAM modules into their new products. Although we also manufacture JEDEC modules, this trend could reduce the demand for our higher priced customized memory solutions which in turn would have a negative impact on our financial results. In addition, customers deploying custom memory solutions today may in the future choose to adopt a JEDEC standard, and the adoption of a JEDEC standard module instead of a previously custom module might allow new competitors to participate in a share of our customers’ memory module business that previously belonged to us.

If our OEM customers were to adopt JEDEC standard modules, our future business may be limited to identifying the next generation of high performance memory demands of OEM customers and developing solutions that addresses such demands. Until fully implemented, this next generation of products may constitute a much smaller market, which may reduce our net sales and market share.

We may not be able to maintain our competitive position because of the intense competition in our targeted markets.

We participate in a highly competitive market, and we expect competition to intensify. Many of our competitors have longer operating histories, significantly greater resources and name recognition, a larger base of customers and longer-standing relationships with customers and suppliers than we have. As a result, some of these competitors are able to devote greater resources to the development, promotion and sale of products and are better positioned than we are to influence customer acceptance of their products over our products. These competitors also may be able to respond better to new or emerging technologies or standards and may be able to deliver products with comparable or superior performance at a lower price. For these reasons, we may not be able to compete successfully against these competitors. We also expect to face competition from new and emerging companies that may enter our existing or future markets. These potential competitors may have similar or alternative products which may be less costly or provide additional features.

In addition to the competition we face from DRAM and logic suppliers such as Hynix, Samsung, Micron, Inphi and IDT, some of our OEM customers have their own internal design groups that may develop solutions that compete with ours. These design groups have some advantages over us, including direct access to their respective companies’ technical information and technology roadmaps. Our OEM customers also have substantially greater resources, financial and otherwise, than we do, and may have lower cost structures than ours. As a result, they may be able to design and manufacture competitive products more efficiently or inexpensively. If any of these OEM customers are successful in competing against us, our sales could decline, our margins could be negatively impacted and we could lose market share, any or all of which could harm our business and results of operations. Further, some of our significant suppliers are also competitors, many of whom have the ability to manufacture competitive products at lower costs as a result of their higher levels of integration.

We expect our competitors to continue to improve the performance of their current products, reduce their prices and introduce new or enhanced technologies that may offer greater performance and improved pricing. If we are unable to match or exceed the improvements made by our competitors, our market position would deteriorate and our net sales would decline. In addition, our competitors may develop future generations and enhancements of competitive products that may render our technologies obsolete or uncompetitive.

Our operating results may be adversely impacted by worldwide economic and political uncertainties and specific conditions in the markets we address, including the cyclical nature of and volatility in the memory market and semiconductor industry.

Adverse changes in domestic and global economic and political conditions have made it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and they have caused and could continue to cause U.S. and foreign businesses to slow spending on our products and services, which would further delay and lengthen sales cycles. In addition, sales of our products are dependent upon demand in the computing, networking, communications, printer, storage and industrial markets. These markets have been cyclical and are characterized by wide fluctuations in product supply and demand. These markets have experienced significant downturns, often connected with, or in anticipation of, maturing product cycles, reductions in technology spending and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and the erosion of average selling prices.

We may experience substantial period-to-period fluctuations in future operating results due to factors affecting the computing, networking, communications, printers, storage and industrial markets. A decline or significant shortfall in demand in any one of these markets could have a material adverse effect on the demand for our products. As a result, our sales will likely decline during these periods. In addition, because many of our costs and operating expenses are relatively fixed, if we are unable to control our expenses adequately in response to reduced sales, our gross margins, operating income and cash flow would be negatively impacted.

During challenging economic times our customers may face issues gaining timely access to sufficient credit, which could result in an impairment of their ability to make timely payments to us. If that were to occur, we may be required to increase our allowance for doubtful accounts and our days sales outstanding would be negatively impacted. Furthermore, our vendors may face similar issues gaining access to credit, which may limit their ability to supply components or provide trade credit to us. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the memory market and related semiconductor industry. If the economy or markets in which we operate do not continue to improve or if conditions worsen, our business, financial condition and results of operations will likely be materially and adversely affected. Additionally, the combination of our lengthy sales cycle coupled with challenging macroeconomic conditions could compound the negative impact on the results of our operations.

Our lack of a significant backlog of unfilled orders, and the difficulty inherent in forecasting customer demand, makes it difficult to forecast our short-term production requirements to meet that demand, and any failure to optimally calibrate our production capacity and inventory levels to meet customer demand could adversely affect our revenues, gross margins and earnings.

We make significant decisions regarding the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. We do not have long-term purchase agreements with our customers. Instead, our customers often place purchase orders no more than two weeks in advance of their desired delivery date, and these purchase orders generally have no cancellation or rescheduling penalty provisions. The short-term nature of commitments by many of our customers, the fact that our customers may cancel or defer purchase orders for any reason, and the possibility of unexpected changes in demand for our customers’ products each reduce our ability to accurately estimate future customer requirements for our products. This fact, combined with the quick turn-around times that apply to each order, makes it difficult to forecast our production needs and allocate production capacity efficiently. We attempt to forecast the demand for the DRAM ICs, NAND, and other components needed to manufacture our products. Lead times for components vary significantly and depend on various factors, such as the specific supplier and the demand and supply for a component at a given time.

Our production expense and component purchase levels are based in part on our forecasts of our customers’ future product requirements and to a large extent are fixed in the short term. As a result, we likely will be unable to adjust spending on a timely basis to compensate for any unexpected shortfall in those orders. If we overestimate customer demand, we may have excess raw material inventory of DRAM ICs and NAND. If there is a subsequent decline in the prices of DRAM ICs or NAND, the value of our inventory will fall. As a result, we may need to write-down the value of our DRAM IC or NAND inventory, which may result in a significant decrease in our gross margin and financial condition. Also, to the extent that we manufacture products in anticipation of future demand that does not materialize, or in the event a customer cancels or reduces outstanding orders, we could experience an unanticipated increase in our finished goods inventory. In the past, we have had to write-down inventory due to obsolescence, excess quantities and declines in market value below our costs. Any significant shortfall of customer orders in relation to our expectations could hurt our operating results, cash flows and financial condition.

Also, any rapid increases in production required by our customers could strain our resources and reduce our margins. If we underestimate customer demand, we may not have sufficient inventory of DRAM ICs and NAND on hand to manufacture enough product to meet that demand. We also may not have sufficient manufacturing capacity at any given time to meet our customers’ demands for rapid increases in production. These shortages of inventory and capacity will lead to delays in the delivery of our products, and we could forego sales opportunities, lose market share and damage our customer relationships.

Declines in our average sales prices, driven by volatile prices for DRAM ICs and NAND, among other factors, may result in declines in our revenues and gross profit.

Our industry is competitive and historically has been characterized by declines in average sales price, based in part on the market price of DRAM ICs and NAND, which have historically constituted a substantial portion of the total cost of our memory subsystems. Our average sales prices may decline due to several factors, including overcapacity in the worldwide supply of DRAM and NAND memory components as a result of worldwide economic conditions, increased manufacturing efficiencies, implementation of new manufacturing processes and expansion of manufacturing capacity by component suppliers.

Once our prices with a customer are negotiated, we are generally unable to revise pricing with that customer until our next regularly scheduled price adjustment. Consequently, we are exposed to the risks associated with the volatility of the price of DRAM ICs and NAND during that period. If the market prices for DRAM ICs and NAND increase, we generally cannot pass the price increases on to our customers for products purchased under an existing purchase order. As a result, our cost of sales could increase and our gross margins could decrease. Alternatively, if there are declines in the price of DRAM ICs and NAND, we may need to reduce our selling prices for subsequent purchase orders, which may result in a decline in our expected net sales.

In addition, since a large percentage of our sales are to a small number of customers that are primarily distributors and large OEMs, these customers have exerted, and we expect they will continue to exert, pressure on us to make price concessions. If not offset by increases in volume of sales or the sales of newly-developed products with higher margins, decreases in average sales prices would likely have a material adverse effect on our business and operating results.

We use a small number of custom ASIC, DRAM IC and NAND suppliers and are subject to risks of disruption in the supply of custom ASIC, DRAM ICs and NAND.

Our ability to fulfill customer orders or produce qualification samples is dependent on a sufficient supply of DRAM ICs and NAND, which are essential components of our memory subsystems. We are also dependent on a sufficient supply of custom ASIC devices to produce our HyperCloud™ memory modules. There are a relatively small number of suppliers of DRAM ICs and NAND, and we purchase from only a subset of these suppliers. We have no long-term DRAM or NAND supply contracts. Additionally, we could face obstacles in moving production of our ASIC components away from our current design and production partners. Our dependence on a small number of suppliers and the lack of any guaranteed sources of ASIC components, DRAM and NAND supply expose us to several risks, including the inability to obtain an adequate supply of these important components, price increases, delivery delays and poor quality.

Historical declines in customer demand and our revenues caused us to reduce our purchases of DRAM ICs and NAND. Such fluctuations could occur in the future. Should we not maintain sufficient purchase levels with some suppliers, our ability to obtain supplies of raw materials may be impaired due to the practice of some suppliers to allocate their products to customers with the highest regular demand.

From time to time, shortages in DRAM ICs and NAND have required some suppliers to limit the supply of their DRAM ICs and NAND. As a result, we may be unable to obtain the DRAM ICs or NAND necessary to fill customers’ orders for our products in a timely manner. If we are unable to obtain a sufficient supply of DRAM ICs or NAND to meet our customers’ requirements, these customers may reduce future orders for our products or not purchase our products at all, which would cause our net sales to decline and harm our operating results. In addition, our reputation could be harmed, we may not be able to replace any lost business with new customers, and we may lose market share to our competitors.

Our customers qualify the ASIC components, DRAM ICs and NAND of our suppliers for use in their systems. If one of our suppliers should experience quality control problems, it may be disqualified by one or more of our customers. This would disrupt our supplies of ASIC components, DRAM ICs and NAND and reduce the number of suppliers available to us, and may require that we qualify a new supplier. If our suppliers are unable to produce qualification samples on a timely basis or at all, we could experience delays in the qualification process, which could have a significant impact on our ability to sell that product.

If the supply of other component materials used to manufacture our products is interrupted, or if our inventory becomes obsolete, our results of operations and financial condition could be adversely affected.

We use consumables and other components, including PCBs, to manufacture our memory subsystems. We sometimes procure PCBs and other components from single or limited sources to take advantage of volume pricing discounts. Material shortages or transportation problems could interrupt the manufacture of our products from time to time in the future. These delays in manufacturing could adversely affect our results of operations.

Frequent technology changes and the introduction of next-generation products also may result in the obsolescence of other items of inventory, such as our custom-built PCBs, which could reduce our gross margin and adversely affect our operating performance and financial condition. We may not be able to sell some products developed for one customer to another customer because our products are often designed to address specific customer requirements, and even if we are able to sell these products to another customer, our margin on such products may be reduced.

A prolonged disruption of our manufacturing facility could have a material adverse effect on our business, financial condition and results of operations.

We maintain a manufacturing facility in the PRC for producing most of our products, which allows us to utilize our materials and processes, protect our intellectual property and develop the technology for manufacturing. A prolonged disruption or material malfunction of, interruption in or the loss of operations at our manufacturing facility, or the failure to maintain a sufficient labor force at such facility, would limit our capacity to meet customer demand and delay new product development until a replacement facility and equipment, if necessary, were found. The replacement of the manufacturing facility could take an extended amount of time before manufacturing operations could restart. The potential delays and costs resulting from these steps could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to manufacture our products efficiently, our operating results could suffer.

We must continuously review and improve our manufacturing processes in an effort to maintain satisfactory manufacturing yields and product performance, to lower our costs and to otherwise remain competitive. As we manufacture more complex products, the risk of encountering delays or difficulties increases. The start-up costs associated with implementing new manufacturing technologies, methods and processes, including the purchase of new equipment, and any resulting manufacturing delays and inefficiencies, could negatively impact our results of operations.

If we need to add manufacturing capacity, an expansion of our existing manufacturing facility or establishment of a new facility could be subject to factory audits by our customers. Any delays or unexpected costs resulting from this audit process could adversely affect our net sales and results of operations. In addition, we cannot be certain that we will be able to increase our manufacturing capacity on a timely basis or meet the standards of any applicable factory audits.

We depend on third-parties to design and manufacture custom components for some of our products.

Significant customized components, such as ASICs, that are used in some of our products such as HyperCloud™ are designed and manufactured by third parties. The ability and willingness of such third parties to perform in accordance with their agreements with us is largely outside of our control. If one or more of our design or manufacturing partners fails to perform its obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market or deliver products to our customers, as well as our reputation, could suffer. In the event of any such failures, we may have no readily available alternative source of supply for such products, since, in our experience, the lead time needed to establish a relationship with a new design and/or manufacturing partner is at least 12 months, and the estimated time for our OEM customers to re-qualify our product with components from a new vendor ranges from four to nine months. We cannot assure you that we can redesign, or cause to have redesigned, our customized components to be manufactured by a new manufacturer in a timely manner, nor can we assure you that we will not infringe on the intellectual property of our current design or manufacture partner when we redesign the custom components, or cause such components to be redesigned by a new manufacturer. A manufacturing disruption experienced by our manufacturing partners, the failure of our manufacturing partners to dedicate adequate resources to the production of our products, the financial instability of our manufacturing or design partners, or any other failure of our design or manufacturing partners to perform according to their agreements with us, would have a material adverse effect on our business, financial condition and results of operations.

We have many other risks due to our dependence on third-party manufacturers, including: reduced control over delivery schedules, quality, manufacturing yields and cost; the potential lack of adequate capacity during periods of excess demand; limited warranties on products supplied to us; and potential misappropriation of our intellectual property. We are dependent on our manufacturing partners to manufacture products with acceptable quality and manufacturing yields, to deliver those products to us on a timely basis and to allocate a portion of their manufacturing capacity sufficient to meet our needs. Although our products are designed using the process design rules of the particular manufacturers, we cannot assure you that our manufacturing partners will be able to achieve or maintain acceptable yields or deliver sufficient quantities of components on a timely basis or at an acceptable cost. Additionally, we cannot assure you that our manufacturing partners will continue to devote adequate resources to produce our products or continue to advance the process design technologies on which the qualification and manufacturing of our products are based.

If our products do not meet the quality standards of our customers, we may be forced to stop shipments of products until the quality issues are resolved.

Our customers require our products to meet strict quality standards. Should our products not meet such standards, our customers may discontinue purchases from us until we are able to resolve the quality issues that are causing us to not meet the standards. Such “quality holds” could have a significant adverse impact on our revenues and operating results.

If our products are defective or are used in defective systems, we may be subject to warranty, product recalls or product liability claims.

If our products are defectively manufactured, contain defective components or are used in defective or malfunctioning systems, we could be subject to warranty and product liability claims and product recalls, safety alerts or advisory notices. While we have product liability insurance coverage, it may not be adequate to satisfy claims made against us. We also may be unable to obtain insurance in the future at satisfactory rates or in adequate amounts. Warranty and product liability claims or product recalls, regardless of their ultimate outcome, could have an adverse effect on our business, financial condition and reputation, and on our ability to attract and retain customers. In addition, we may determine that it is in our best interest to accept product returns in circumstances where we are not contractually obligated to do so in order to maintain good relations with our customers. Accepting product returns may negatively impact our operating results.

If we fail to protect our proprietary rights, our customers or our competitors might gain access to our proprietary designs, processes and technologies, which could adversely affect our operating results.

We rely on a combination of patent protection, trade secret laws and restrictions on disclosure to protect our intellectual property rights. We have submitted a number of patent applications regarding our proprietary processes and technology. It is not certain when or if any of the claims in the remaining applications will be allowed. To date, we have had only eighteen patents issued. We intend to continue filing patent applications with respect to most of the new processes and technologies that we develop. However, patent protection may not be available for some of these processes or technologies.

It is possible that our efforts to protect our intellectual property rights may not:

•                  prevent challenges to, or the invalidation or circumvention of, our existing intellectual property rights;

•                  prevent our competitors from independently developing similar products, duplicating our products or designing around any patents that may be issued to us;

•                  prevent disputes with third parties regarding ownership of our intellectual property rights;

•                  prevent disclosure of our trade secrets and know-how to third parties or into the public domain;

•                  result in valid patents, including international patents, from any of our pending or future applications; or

•                  otherwise adequately protect our intellectual property rights.

Others may attempt to reverse engineer, copy or otherwise obtain and use our proprietary technologies without our consent. Monitoring the unauthorized use of our technologies is difficult. We cannot be certain that the steps we have taken will prevent the unauthorized use of our technologies. This is particularly true in foreign countries, such as the PRC, where we have established a manufacturing facility and where the laws may not protect our proprietary rights to the same extent as applicable U.S. laws.

If some or all of the claims in our patent applications are not allowed, or if any of our intellectual property protections are limited in scope by a court or circumvented by others, we could face increased competition with regard to our products. Increased competition could significantly harm our business and our operating results.

We are involved in and expect to continue to be involved in costly legal and administrative proceedings to defend against claims that we infringe the intellectual property rights of others or to enforce or protect our intellectual property rights.

As is common to the semiconductor industry, we have experienced substantial litigation regarding patent and other intellectual property rights. Lawsuits claiming that we are infringing others’ intellectual property rights have been and may in the future be brought against us, and we are currently defending against claims of invalidity in the USPTO. See Note 9 of Notes to Condensed Consolidated Financial Statements, included in Part I, Item I of our Quarterly Report on Form 10-Q for the period ended September 29, 2012, for a more detailed description of our legal contingencies as of September 29, 2012.

The process of obtaining and protecting patents is inherently uncertain. In addition to the patent issuance process established by law and the procedures of the USPTO, we must comply with JEDEC administrative procedures in protecting our intellectual property within its industry standard setting process. These procedures evolve over time, are subject to variability in their application, and may be inconsistent with each other. Failure to comply with JEDEC’s administrative procedures could jeopardize our ability to claim that our patents have been infringed.

By making use of new technologies and entering new markets there is an increased likelihood that others might allege that our products infringe on their intellectual property rights. Litigation is inherently uncertain, and an adverse outcome in existing or any future litigation could subject us to significant liability for damages or invalidate our proprietary rights. An adverse outcome also could force us to take specific actions, including causing us to:

•                  cease manufacturing and/or selling products, or using certain processes, that are claimed to be infringing a third party’s intellectual property;

•                  pay damages (which in some instances may be three times actual damages), including royalties on past or future sales;

•                  seek a license from the third party intellectual property owner to use their technology in our products, which license may not be available on reasonable terms, or at all; or

•                  redesign those products that are claimed to be infringing a third party’s intellectual property.

If any adverse ruling in any such matter occurs, any resulting limitations in our ability to market our products, or delays and costs associated with redesigning our products or payments of license fees to third parties, or any failure by us to develop or license a substitute technology on commercially reasonable terms could have a material adverse effect on our business, financial condition and results of operations.

There is a limited pool of experienced technical personnel that we can draw upon to meet our hiring needs. As a result, a number of our existing employees have worked for our existing or potential competitors at some point during their careers, and we anticipate that a number of our future employees will have similar work histories. In the past, some of these competitors have claimed that our employees misappropriated their trade secrets or violated non-competition or non-solicitation agreements. Some of our competitors may threaten or bring legal action involving similar claims against us or our existing employees or make such claims in the future to prevent us from hiring qualified candidates. Lawsuits of this type may be brought, even if there is no merit to the claim, simply as a strategy to drain our financial resources and divert management’s attention away from our business.

We also may find it necessary to litigate against others, including our competitors, customers and former employees, to enforce our intellectual property, contractual and commercial rights including, in particular, our trade secrets, as well as to challenge the validity and scope of the proprietary rights of others. We could become subject to counterclaims or countersuits against us as a result of this litigation. Moreover, any legal disputes with customers could cause them to cease buying or using our products or delay their purchase of our products and could substantially damage our relationship with them.

Any litigation, regardless of its outcome, would be time consuming and costly to resolve, divert our management’s time and attention and negatively impact our results of operations. We cannot assure you that current or future infringement claims by third parties or claims for indemnification by customers or end users of our products resulting from infringement claims will not be asserted in the future or that such assertions, if proven to be true, will not materially adversely affect our business, financial condition or results of operations.

We may become involved in non-patent related litigation and administrative proceedings that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, there can be no assurance that the results of any of these actions will not have a material adverse effect on our business, results of operations or financial condition.

If we are required to obtain licenses to use third party intellectual property and we fail to do so, our business could be harmed.

Although some of the components used in our final products contain the intellectual property of third parties, we believe that our suppliers bear the sole responsibility to obtain any rights and licenses to such third party intellectual property. While we have no knowledge that any third party licensor disputes our belief, we cannot assure you that disputes will not arise in the future. The operation of our business and our ability to compete successfully depends significantly on our continued operation without claims of infringement or demands resulting from such claims, including demands for payments of money in the form of, for example, ongoing licensing fees.

We are also developing products to enter new markets. Similar to our current products, we may use components in these new products that contain the intellectual property of third parties. While we plan to exercise precautions to avoid infringing on the intellectual property rights of third parties, we cannot assure you that disputes will not arise.

If it is determined that we are required to obtain inbound licenses and we fail to obtain licenses, or if such licenses are not available on economically feasible terms, our business, operating results and financial condition could be significantly harmed.

The flash memory market is constantly evolving and competitive, and we may not have rights to manufacture and sell certain types of products utilizing emerging flash formats, or we may be required to pay a royalty to sell products utilizing these formats.

The flash-based storage market is constantly undergoing rapid technological change and evolving industry standards. Many consumer devices, such as digital cameras, PDAs and smartphones, are transitioning to emerging flash memory formats, such as the Memory Stick, and xD Picture Card formats, which we do not currently manufacture and do not have rights to manufacture. Although we do not currently serve the consumer flash market, it is possible that certain OEMs may choose to adopt these higher-volume, lower-cost formats. This could result in a decline in demand, on a relative basis, for other products that we manufacture such as CompactFlash, SD and embedded USB drives. If we decide to manufacture flash memory products utilizing emerging formats such as those mentioned, we will be required to secure licenses to give us the right to manufacture such products that may not be available at reasonable rates or at all. If we are not able to supply flash card formats at competitive prices or if we were to have product shortages, our net sales could be adversely impacted and our customers would likely cancel orders or seek other suppliers to replace us.

Our indemnification obligations for the infringement by our products of the intellectual property rights of others could require us to pay substantial damages.

As is common in the industry, we currently have in effect a number of agreements in which we have agreed to defend, indemnify and hold harmless our customers and suppliers from damages and costs which may arise from the infringement by our products of third-party patents, trademarks or other proprietary rights. The scope of such indemnity varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Our insurance does not cover intellectual property infringement. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We may periodically have to respond to claims and litigate these types of indemnification obligations. Although our suppliers may bear responsibility for the intellectual property inherent in the components they sell to us, they may lack the financial ability to stand behind such indemnities. Additionally, it may be costly to enforce any indemnifications that they have granted to us. Accordingly, any indemnification claims by customers could require us to incur significant legal fees and could potentially result in the payment of substantial damages, both of which could result in a material adverse effect on our business and results of operations.

We depend on a few key employees, and if we lose the services of any of those employees or are unable to hire additional personnel, our business could be harmed.

To date, we have been highly dependent on the experience, relationships and technical knowledge of certain key employees. We believe that our future success will be dependent on our ability to retain the services of these key employees, develop their successors, reduce our reliance on them, and properly manage the transition of their roles should departures occur. The loss of these key employees could delay the development and introduction of, and negatively impact our ability to sell, our products and otherwise harm our business. We do not have employment agreements with any of these key employees other than Chun K. Hong, our President, Chief Executive Officer and Chairman of the Board. We maintain “Key Man” life insurance on Chun K. Hong; however, we do not carry “Key Man” life insurance on any of our other key employees.

Our future success also depends on our ability to attract, retain and motivate highly skilled engineering, manufacturing, and other technical and sales personnel. Competition for experienced personnel is intense. We may not be successful in attracting new engineers or other technical personnel, or in retaining or motivating our existing personnel. If we are unable to hire and retain engineers with the skills necessary to keep pace with the evolving technologies in our markets, our ability to continue to provide our current products and to develop new or enhanced products will be negatively impacted, which would harm our business. In addition, the shortage of experienced engineers, and other factors, may lead to increased recruiting, relocation and compensation costs for such engineers, which may exceed our expectations and resources. These increased costs may make hiring new engineers difficult, or may increase our operating expenses.

Historically, a significant portion of our workforce has consisted of contract personnel. We invest considerable time and expense in training these contract employees. We may experience high turnover rates in our contract employee workforce, which may require us to expend additional resources in the future. If we convert any of these contract employees into permanent employees, we may have to pay finder’s fees to the contract agency.

We rely on third-party manufacturers’ representatives and the failure of these manufacturers’ representatives to perform as expected could reduce our future sales.

We sell some of our products to customers through manufacturers’ representatives. We are unable to predict the extent to which our manufacturers’ representatives will be successful in marketing and selling our products. Moreover, many of our manufacturers’ representatives also market and sell other, potentially competing products. Our representatives may terminate their relationships with us at any time. Our future performance will also depend, in part, on our ability to attract additional manufacturers’ representatives that will be able to market and support our products effectively, especially in markets in which we have not previously distributed our products. If we cannot retain our current manufacturers’ representatives or recruit additional or replacement manufacturers’ representatives, our sales and operating results will be harmed.

The operation of our manufacturing facility in the PRC could expose us to significant risks.

Since 2009, substantially all of our world-wide manufacturing production has been performed at our manufacturing facility in the People’s Republic of China, or PRC. Language and cultural differences, as well as the geographic distance from our headquarters in Irvine, California, further compound the difficulties of running a manufacturing operation in the PRC. Our management has limited experience in creating or overseeing foreign operations, and this new facility may divert substantial amounts of their time. We may not be able to maintain control over product quality, delivery schedules, manufacturing yields and costs. Furthermore, the costs related to having excess capacity have in the past and may in the future continue to have an adverse impact on our gross margins and operating results.

We manage a local workforce that may subject us to regulatory uncertainties. Changes in the labor laws of the PRC could increase the cost of employing the local workforce. The increased industrialization of the PRC, as well as general economic and political conditions in the PRC, could also increase the price of local labor. Either of these factors could negatively impact the cost savings we currently enjoy from having our manufacturing facility in the PRC.

The PRC currently provides for favorable tax rates for certain foreign-owned enterprises operating in specified locations in the PRC through 2012. We have established our PRC facility in such a tax-favored location. Should we fail to achieve profitability while favorable tax rates are in effect, or before our loss carryforwards in the PRC expire, it is possible that we would not realize the tax benefits to the extent originally anticipated and this could adversely impact our operating results.

Economic, political and other risks associated with international sales and operations could adversely affect our net sales.

Part of our growth strategy involves making sales to foreign corporations and delivering our products to facilities located in foreign countries. To facilitate this process and to meet the long-term projected demand for our products, we have set up a manufacturing facility in the PRC. Selling and manufacturing in foreign countries subjects us to additional risks not present with our domestic operations. We are operating in business and regulatory environments in which we have limited previous experience. We will need to continue to overcome language and cultural barriers to effectively conduct our operations in these environments. In addition, the economies of the PRC and other countries have been highly volatile in the past, resulting in significant fluctuations in local currencies and other instabilities. These instabilities affect a number of our customers and suppliers in addition to our foreign operations and continue to exist or may occur again in the future.

In the future, some of our net sales may be denominated in Chinese Renminbi (“RMB”). The Chinese government controls the procedures by which RMB is converted into other currencies, and conversion of RMB generally requires government consent. As a result, RMB may not be freely convertible into other currencies at all times. If the Chinese government institutes changes in currency conversion procedures, or imposes restrictions on currency conversion, those actions may negatively impact our operations and could reduce our operating results. In addition, fluctuations in the exchange rate between RMB and U.S. dollars may adversely affect our expenses and results of operations as well as the value of our assets and liabilities. These fluctuations may also adversely affect the comparability of our period-to-period results. If we decide to declare dividends and repatriate funds from our Chinese operations, we will be required to comply with the procedures and regulations of applicable Chinese law. Any changes to these procedures and regulations, or our failure to comply with those procedures and regulations, could prevent us from making dividends and repatriating funds from our Chinese operations, which could adversely affect our financial condition. If we are able to make dividends and repatriate funds from our Chinese operations, these dividends would be subject to U.S. corporate income tax.

International turmoil and the threat of future terrorist attacks, both domestically and internationally, have contributed to an uncertain political and economic climate, both in the U.S. and globally, and have negatively impacted the worldwide economy. The occurrence of one or more of these instabilities could adversely affect our foreign operations and some of our customers or suppliers, each of which could adversely affect our net sales. In addition, our failure to meet applicable regulatory requirements or overcome cultural barriers could result in production delays and increased turn-around times, which would adversely affect our business.

Our international sales are subject to other risks, including regulatory risks, tariffs and other trade barriers, timing and availability of export licenses, political and economic instability, difficulties in accounts receivable collections, difficulties in managing distributors, lack of a significant local sales presence, difficulties in obtaining governmental approvals, compliance with a wide variety of complex foreign laws and treaties and potentially adverse tax consequences. In addition, the U.S. or foreign countries may implement quotas, duties, taxes or other charges or restrictions upon the importation or exportation of our products, leading to a reduction in sales and profitability in that country.

Our operations could be disrupted by power outages, natural disasters or other factors.

Due to the geographic concentration of our manufacturing operations and the operations of certain of our suppliers, a disruption resulting from equipment failure, power failures, quality control issues, human error, government intervention or natural disasters, including earthquakes and floods like those that have struck Japan and Thailand, respectively, could interrupt or interfere with our manufacturing operations and consequently harm our business, financial condition and results of operations. Such disruptions would cause significant delays in shipments of our products and adversely affect our operating results.

Our failure to comply with environmental laws and regulations could subject us to significant fines and liabilities or cause us to incur significant costs.

We are subject to various and frequently changing U.S. federal, state and local and foreign governmental laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, the cleanup of contaminated sites and the maintenance of a safe workplace. In particular, some of our manufacturing processes may require us to handle and dispose of hazardous materials from time to time. For example, in the past our manufacturing operations have used lead-based solder in the assembly of our products. Today, we use lead-free soldering technologies in our manufacturing processes, as this is required for products entering the European Union. We could incur substantial costs, including clean-up costs, civil or criminal fines or sanctions and third-party claims for property damage or personal injury, as a result of violations of, or noncompliance with, environmental laws and regulations. These laws and regulations also could require us to incur significant costs to remain in compliance.

Our internal controls over financial reporting may not be effective, which could have a significant and adverse effect on our business.

Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404, require us to evaluate our internal controls over financial reporting to allow management to report on those internal controls as of the end of each year. Effective internal controls are necessary for us to produce reliable financial reports and are important in our effort to prevent financial fraud. In the course of our Section 404 evaluations, we may identify conditions that may result in significant deficiencies or material weaknesses and we may conclude that enhancements, modifications or changes to our internal controls are necessary or desirable. Implementing any such matters would divert the attention of our management, could involve significant costs, and may negatively impact our results of operations.

We note that there are inherent limitations on the effectiveness of internal controls, as they cannot prevent collusion, management override or failure of human judgment. If we fail to maintain an effective system of internal controls or if management or our independent registered public accounting firm were to discover material weaknesses in our internal controls, we may be unable to produce reliable financial reports or prevent fraud, and it could harm our financial condition and results of operations, result in a loss of investor confidence and negatively impact our stock price.

If we do not effectively manage future growth, our resources, systems and controls may be strained and our results of operations may suffer.

We have in the past expanded our operations, both domestically and internationally. Any future growth may strain our resources, management information and telecommunication systems, and operational and financial controls. To manage future growth effectively, including the expansion of volume in our manufacturing facility in the PRC, we must be able to improve and expand our systems and controls. We may not be able to do this in a timely or cost-effective manner, and our current systems and controls may not be adequate to support our future operations. In addition, our officers have relatively limited experience in managing a rapidly growing business or a public company. As a result, they may not be able to provide the guidance necessary to manage future growth or maintain future market position. Any failure to manage our growth or improve or expand our existing systems and controls, or unexpected difficulties in doing so, could harm our business.

If we acquire other businesses or technologies in the future, these acquisitions could disrupt our business and harm our operating results and financial condition.

We will evaluate opportunities to acquire businesses or technologies that might complement our current product offerings or enhance our technical capabilities. We have no experience in acquiring other businesses or technologies. Acquisitions entail a number of risks that could adversely affect our business and operating results, including, but not limited to:

•                  difficulties in integrating the operations, technologies or products of the acquired companies;

•                  the diversion of management’s time and attention from the normal daily operations of the business;

•                  insufficient increases in net sales to offset increased expenses associated with acquisitions or acquired companies;

•                  difficulties in retaining business relationships with suppliers and customers of the acquired companies;

•                  the overestimation of potential synergies or a delay in realizing those synergies;

•                  entering markets in which we have no or limited experience and in which competitors have stronger market positions; and

•                  the potential loss of key employees of the acquired companies.

Future acquisitions also could cause us to incur debt or be subject to contingent liabilities. In addition, acquisitions could cause us to issue equity securities that could dilute the ownership percentages of our existing stockholders. Furthermore, acquisitions may result in material charges or adverse tax consequences, substantial depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred stock-based compensation expense and identifiable purchased intangible assets or impairment of goodwill, any or all of which could negatively affect our results of operations.

Our existing indebtedness and any future indebtedness we incur could adversely affect our cash flow and prevent us from fulfilling our financial obligations.

We have incurred debt under our credit facility and term loans with Silicon Valley Bank. Incurring debt could have material consequences, such as:

•                  requiring us to dedicate a portion of our cash flow from operations and other capital resources to debt service, thereby reducing our ability to fund working capital, capital expenditures, and other cash requirements;

•                  increasing our vulnerability to adverse economic and industry conditions;

•                  limiting our flexibility in planning for, or reacting to, changes and opportunities in, our business and industry, which may place us at a competitive disadvantage; and

•                  limiting our ability to incur additional debt on acceptable terms, if at all.

Additionally, if we are unable to maintain liquidity levels, as defined in the credit agreement, or if we were to default under our credit agreement and were unable to obtain a waiver for such a default, interest on the obligations would accrue at an increased rate. In the case of a default, the lenders could accelerate our obligations under the credit agreement; however, acceleration will be automatic in the case of bankruptcy and insolvency events of default.

Additionally, to the extent we have made intercompany loans to our subsidiaries and have pledged such loans to the lenders under the credit agreement, our subsidiaries would be required to pay the amount of the intercompany loans to the lenders in the event we are in default under the credit agreement. Any actions taken by the lenders against us in the event we are in default under the credit agreement could harm our financial condition. Finally, the credit facility contains certain restrictive covenants, including provisions restricting our ability to incur additional indebtedness, guarantee certain obligations, create or assume liens and pay dividends.

Our investment in an auction rate security is subject to risks which may cause losses and affect the liquidity of this investment.

We hold an investment in an auction rate security that has failed, or may in the future fail, its auction. An auction failure means that the parties wishing to sell their securities could not do so. As a result of failed auctions, our ability to liquidate and fully recover the carrying value of our investment in the near term may be limited or not exist. If the issuer of this investment is unable to close future auctions and its credit rating deteriorates, we may in the future be required to record an impairment charge on this investment. We also may be required to wait until market stability is restored for this investment or until the final maturity of the underlying note (up to 30 years) to realize our investment’s cost value.

USE OF PROCEEDS

We estimate the net proceeds to us from the sale of the securities offered under this prospectus, after deducting the estimated placement agent’s fees and our estimated offering expenses, will be approximately $1,325,000 if we sell the maximum amount of common stock and warrants offered hereby. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities; as a result, the actual number of securities sold, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth above.

We expect to use the net proceeds from this offering (including any resulting from the exercise of warrants, if any) for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering.  Until the funds are used as described above, we intend to invest the net proceeds from this offering in interest-bearing, investment grade securities.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.  Our net tangible book value as of September 29, 2012 was approximately $15,809,000, or approximately $0.56 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 29, 2012.

After giving effect to the sale of 1,685,394 shares of common stock by us at a price of $0.89 per share and after deducting our estimated placement agent fees and offering expenses payable by us, our as-adjusted net tangible book value as of September 29, 2012 would have been approximately $17,134,001, or approximately $0.57 per share. This represents an immediate dilution in pro forma net tangible book value of approximately $0.32 share to new investors. The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock		$0.89

Net tangible book value per share as of September 29, 2012	$0.56
Increase per share attributable to new investors	0.01
As adjusted net tangible book value per share after this offering		0.57
Dilution per share to new investors		$0.32

The above discussion and table are based on 28,413,000 shares of common stock issued and outstanding as of September 29, 2012 and exclude:

•                  5,034,834  shares of common stock issuable upon exercise of options outstanding as of September 29, 2012, of which approximately 2,973,658 shares are exercisable; and

•                  543,917 shares of common stock available for future grants under our stock option plans as of September 29, 2012.

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares of our common stock we are offering.  The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock. The exercise of outstanding options having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 2 of the accompanying prospectus. As of December 19, 2012, we had 28,672,795 shares of common stock outstanding.

Warrants

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued as individual warrant agreements to the investors. You should review a copy of the form of warrant, which will be filed with the Securities and Exchange Commission by us as an exhibit to a Current Report on Form 8-K in connection with this offering within the time period required by such form, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable at any time on or after the date immediately after the six month anniversary of their original issuance, and at any time up to the date that is five years after such initial exercise date. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended, or the Securities Act, is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, the holder may only exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price; Adjustment. The initial exercise price per share of common stock purchasable upon exercise of the warrants is $0.89 per share of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Exchange Listing. We do not plan on applying to list the warrants on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In the event of a fundamental transaction that is an all cash transaction, a “going private” transaction as defined in Rule 13e-3 under the Securities Exchange Act of 1934, or a fundamental transaction involving a person or entity not traded on a national securities exchange, the Company or any successor entity will, at the Warrant holder’s option, purchase the Warrants by paying to the Warrant holder an amount of cash equal to the value of the remaining unexercised portion of the Warrants on the date of the consummation of such fundamental transaction, as calculated based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P., determined as of the day of consummation of the applicable fundamental transaction for pricing purposes as set forth in the Warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

PLAN OF DISTRIBUTION

Pursuant to a placement agent agreement between us and Ascendiant Capital Markets, LLC (“Ascendiant”), we have engaged Ascendiant as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but the placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the securities will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent an aggregate placement agent fee equal to 6% of the portion of the gross proceeds received by us from the sale of the securities at the closing of this offering. Subject to compliance with FINRA Rule 5110(f)(2)(D), we will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering in an aggregate amount equal to the lesser of 1% of the aggregate gross offering proceeds we receive at the closing and $35,000. The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the securities, assuming the purchase of all of the securities we are offering.

Per share	$0.0534
Total	$90,000.04

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $85,000. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering will be approximately $1,325,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities relating to or arising out of (i) any actions taken or omitted to be taken by the Company, (ii) any actions taken or omitted to be taken by the placement agent (or its affiliates) in connection with the Company’s engagement with the placement agent and (iii) the placement agent’s activities on the Company’s behalf under the placement agent’s engagement. We have also agreed to reimburse the placement agent for certain expenses (including the reasonable fees and expenses of counsel) incurred by the placement agent in connection with defending any claim, action, suit or proceeding in respect of such liabilities.

The placement agency agreement will be included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

As indicated elsewhere in this prospectus supplement and the information incorporated by reference herein, in November 2011, we entered into a Sales Agreement with Ascendiant for the offer and sale of up to $10 million in aggregate amount of our shares from time to time through Ascendiant, as our sales agent, pursuant to an effective Registration Statement on Form S-3. Ascendiant is not required to sell any specific number or dollar amount of shares of our common stock but will use its reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell that number of shares up to $10 million upon our request. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, and will generally be made by means of brokers’ transactions on the NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, or as otherwise agreed with Ascendiant.

As of September 29, 2012, we have sold 1,755,806 shares pursuant to the Sales Agreement at a weighted average sales price of $3.26, net of commissions, including 1,058,336 shares in the nine months ended September 29, 2012 at a weighted average sales price of $3.45 per share.  We may terminate the Sales Agreement at any time or it will terminate once proceeds of $10 million have been raised.

The placement agent and its affiliates may in the future provide other certain commercial banking, financial advisory or investment banking services for us for which it has received and may in the future receive fees and may also from time to time in the future engage in transactions with us and perform services for us in the ordinary course of its business.  As of the date of this prospectus supplement, there are no current arrangements between us and the placement agent other than the Sales Agreement.

The transfer agent for our common stock is Computershare Trust Company, N.A.  Its address is 250 Royall Street, Canton, MA, 02021, and its telephone number is (781) 575-2000.

Our common stock is listed on the NASDAQ Global Market under the symbol “NLST.”

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Morrison & Foerster LLP, San Diego, California. Ellenoff Grossman & Schole, New York, New York is acting as counsel for the placement agent in connection with certain matters related to the securities offered hereby.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance upon the reports of KMJ Corbin & Co., LLP, independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you in this prospectus supplement by referring you to those documents.  These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement or the prospectus.  The information incorporated by reference is considered to be part of this prospectus supplement and prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, from the date of this prospectus supplement to the completion of all offerings of the particular securities offered by this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”  The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•                  our Annual Report on Form 10-K for the year ended December 31, 2011;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 29, 2012;

•                  our Current Reports on Form 8-K filed on March 2, 2012 and July 12, 2012;

•                  our definitive Proxy Statement for our Annual Meeting of Stockholders held on July 11, 2012; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.  Such written requests should be addressed to:

Netlist, Inc.

51 Discovery, Suite 150

Irvine, California 92618

Attention: Gail Sasaki

You may direct telephone requests to Gail Sasaki, our Chief Financial Officer, at (949) 474-4300.

PROSPECTUS

NETLIST, INC.

$30,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

UNITS

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings.

We will provide specific terms of any offering in supplements to this prospectus. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution, the underwriting discounts and commissions, and the terms of any overallotment options. The proceeds we expect to receive from any such sale will also be included in supplements to this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “NLST.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 of this prospectus to read about certain factors you should consider before deciding whether to invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 20, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares.  Unless the context otherwise requires, in this prospectus “Netlist,” “we,” “us,” and “our” refer to Netlist, Inc. and its consolidated subsidiaries.

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ABOUT NETLIST, INC.

We design, manufacture and sell high performance memory subsystems for the server, high performance computing and communications markets. Our memory subsystems consist of dynamic random access memory integrated circuits (DRAM ICs), NAND flash memory (NAND) and other components assembled on a printed circuit board. We also design custom semiconductor logic devices which are integrated into our memory subsystems in order to increase their performance. We engage with our original equipment manufacturer customers from the earliest stages of new product definition, which provides us unique insight into their full range of system architecture and performance requirements. This close collaboration has also allowed us to develop a significant level of systems expertise. We leverage a portfolio of proprietary technologies and design techniques, including efficient planar design, alternative packaging techniques and custom semiconductor logic, to deliver memory subsystems with high memory density, small form factor, high signal integrity, attractive thermal characteristics and low cost per bit.

Our principal executive offices are located at 51 Discovery, Suite 150, Irvine, California 92618 and our telephone number at that address is (949) 435-0025.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in Item 1A of Part I of our most recent Annual Report on Form 10-K, or any updates in Item 1A of Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.  See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement includes and incorporates by reference “forward-looking statements.”  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, the rapidly-changing nature of technology; risks associated with intellectual property; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in our and our customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; our ability to attract and retain skilled personnel; our reliance on suppliers of critical components; fluctuations in the market price of evolving industry standards; the political and regulatory environment in the People’s Republic of China; and other financial, operational and legal risks and uncertainties detailed from time to time in our filings with the SEC.

As a result of these risks, certain other risks as detailed in this prospectus and the applicable prospectus supplement, in the documents that we incorporate by reference into this prospectus and the applicable prospectus supplement and in other documents that we file with the SEC and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements which speak only as of the date made and were based on then current expectations.  We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes.  Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures.  As a result, our management will have broad discretion to allocate the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

Our Restated Certificate of Incorporation provides that we are authorized to issue 100,000,000 shares of capital stock. Our authorized capital stock is comprised of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws.  This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”

Common Stock

We are authorized to issue up to 90,000,000 shares of our common stock, par value $0.001 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors.  Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our board of directors may determine from time to time.   In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law.  The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Certificate of Incorporation and Bylaws

Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation.  Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws.  These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus.  We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•                  the title of the warrants;

•                  the aggregate number of warrants offered;

•                  the price or prices at which the warrants will be issued;

•                  the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•                  the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•                  the dates or periods during which the warrants are exercisable;

•                  the designation and terms of any securities with which the warrants are issued as a unit;

•                  if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•                  any minimum or maximum amount of warrants that may be exercised at any one time;

•                  any terms relating to the modification of the warrants;

•                  a discussion of material federal income tax considerations, if applicable; and

•                  any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of depositary shares representing interests in shares of our preferred stock. Each issuance of shares will be issued under a depositary agreement to be entered into between us and a bank or trust company as depositary. The shares will be evidenced by depositary receipts.  You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you. The particular terms of any depositary shares that we offer will be set forth in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares being offered. We urge you to review the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

General

We may elect to have shares of our preferred stock represented by depositary shares. The shares of any series of our preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights, if any, and all the limitations of the series of preferred stock.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of our preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions it receives in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts represented by the depositary shares in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a dividend or distribution other than in cash in respect of the series of preferred stock represented by the depositary shares, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to make such a distribution. In that case, the depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption and we redeem the preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem a share of preferred stock held by the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed with respect to a specific series of preferred stock, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.  In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.  Any redemption price that we deposit with the depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will try to vote, to the extent practicable, the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•                  any cash dividend or other cash distribution becomes payable;

•                  any distribution other than cash is made;

•                  any rights, preferences or privileges are offered with respect to the preferred stock;

•                  the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•                  the depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock,

the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•                  who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•                  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the preferred stock that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.  The deposit agreement may be terminated by us or by the depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all charges of the depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•                  a description of the terms of any unit agreement governing the units;

•                  a description of the provisions for the payment, settlement, transfer or exchange of the units;

•                  a discussion of material federal income tax considerations, if applicable; and

•                  whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States (a) to or through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties. These third parties may in turn engage in sales of the securities pursuant to this prospectus and applicable prospectus supplement in order to hedge their position and use securities to close out any loan of the securities or short position created in connection with those sales. We may also loan or pledge the securities covered by this prospectus and applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement will include the following information:

•                  the terms of the offering;

•                  whether the offering is being made to or through underwriters, dealers or agents;

•                  the names of any underwriters, dealers or agents;

•                  the name or names of any managing underwriter or underwriters;

•                  the purchase price of the securities;

•                  the net proceeds from the sale of the securities;

•                  any delayed delivery arrangements;

•                  any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•                  any discounts or concessions allowed or re-allowed or paid to dealers; and

•                  any commissions paid to agents.

Sale Through Underwriters Or Dealers

If underwriters are used in an offering, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase our securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell our securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market.  If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of our securities, we will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell our securities directly.  In this case, no underwriters or agents would be involved.  We may also sell the securities through agents designated from time to time.  In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent.  Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.  We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Bryan Cave LLP, Irvine, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

The consolidated financial statements of Netlist, Inc. and its subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them.  This means that we can disclose important information to you in this prospectus by referring you to those documents.  These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus.  The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the following documents, which we have previously filed with the SEC (SEC File No. 001-33170):

•                  our Annual Report on Form 10-K for the year ended January 3, 2009;

•                  our Quarterly Reports on Form 10-Q for the quarters ended April 4, July 4 and October 3, 2009;

•                  our Current Reports on Form 8-K filed on January 30, June 4, September 21, November 2, and December 2, 2009 (date of earliest event reported November 25, 2009) and portions of our Current Reports filed on May 28 and December 2, 2009 (date of earliest event reported December 1, 2009);

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description; and

•                  any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the shares except for the filings, or portions thereof, that are “furnished” rather than filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.  Such written requests should be addressed to:

Netlist, Inc.

51 Discovery, Suite 150

Irvine, California 92618

Attention: Gail Itow

You may direct telephone requests to Gail Itow, our Chief Financial Officer, at (949) 474-4300.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.